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                                                                    Exhibit 99.1


                                   [PBG LOGO]

CONTACT:          Kelly McAndrew                     Mary Winn Settino

                  Public Relations                   Investor Relations
                  (914) 767-7690                     (914) 767-7216



                                                           FOR IMMEDIATE RELEASE

                            THE PEPSI BOTTLING GROUP
                ANNOUNCES SUCCESSFUL COMPLETION OF TENDER OFFERS
                                 OF PEPSI-GEMEX
                  COMPANY OUTLINES FINANCIAL GUIDANCE FOR 2003

         SOMERS, N.Y., NOVEMBER 6, 2002 - The Pepsi Bottling Group, Inc. (NYSE:
PBG) announced today that it has accepted for payment approximately 99.8 percent of the total outstanding capital stock of Pepsi-Gemex, S.A. de C.V., successfully completing its tender offers in the United States and in Mexico to acquire Pepsi-Gemex. PBG has accepted for payment, pursuant to both tender offers, all of the global depositary shares (GDSs), series B shares, and ordinary participation certificates (CPOs) that were validly tendered as of the expiration of both tender offers at 5:00 p.m., (EST), on November 5, 2002.

         PBG Chief Executive Officer John T. Cahill said, "We are very pleased with the results of our tender offers and eager to finalize our acquisition of Pepsi-Gemex. This is a solid business with very compelling growth opportunities. We are entering this vibrant marketplace with powerful brands, a strong management team and a solid plan designed to maximize the long-term rewards for our shareholders."

         Cahill continued, "This acquisition clearly changes the profile of PBG as a company. Our physical case volume will grow from 1.2 billion cases to more than 1.5 billion. And our annual revenue will increase to more than $10 billion."

         PBG also announced today financial guidance for the year 2003 to incorporate the impact of the Pepsi-Gemex acquisition and an adjustment in pension expense. Earnings per share (EPS) in 2003 are expected to grow in the range of 15 to 20 percent, which reflects accretion of 10 to 13 cents per share from the Mexican business. This EPS growth rate also reflects the impact of an increase in pension expense of approximately six cents per share.

         Approximately 383,450,109 series B shares, 285,636,389 CPOs and 15,219,962 GDSs, were accepted for payment in the tender offers, including approximately 71,699 GDSs tendered in the U.S. offer pursuant to guaranteed delivery procedures. Assuming all GDSs subject to guaranteed delivery are received, the series B shares, CPOs and GDSs of Pepsi-Gemex accepted for payment, represent approximately 99.8 percent of all outstanding capital stock of Pepsi-Gemex.

         PBG will host a conference call with financial analysts and investors today at 11 a.m. (EST) at http://www.pbg.com.
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                            THE PEPSI BOTTLING GROUP
                ANNOUNCES SUCCESSFUL COMPLETION OF TENDER OFFERS
                                 OF PEPSI-GEMEX

         The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Russia, Spain and Turkey.

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Statements made in this press release that relate to future events, performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual events, performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 30, 2001.

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